EXHIBIT 99.1

General Employment’s Healthcare Subsidiary, Scribe Solutions Inc., Honored as One of Fastest Growing Companies

NAPERVILLE, IL / ACCESSWIRE / June 24, 2015 / General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment") a provider of specialty staffing services and solutions today announced that its Scribe Solutions (“Scribe”) subsidiary, will be honored as one of the 50 fastest-growing private companies in North Florida at the Jacksonville Business Journal 50 Awards on July 16, 2015. General Employment closed its acquisition of Scribe on April 1, 2015. Scribe Solutions still qualified for the Business Journal 50 Awards because Scribe did not become part of a public company until April 1, 2015. Scribe provides data entry assistants (medical scribes) who specialize in electronic medical records (EMR) to busy doctors in emergency departments, clinics and private practices. There is currently a growing need for medical scribes due to the rise in EMR being utilized for billing and documentation of health care services and the meaningful use requirements that are part of the Affordable Care Act.

Mary Claire Menze founded Scribe Solutions in 2008. Menze is the current president of Scribe, and she founded Scribe to meet the demands that physicians face with overcrowded waiting rooms, and to overcome the challenges presented by EMR, and the rising cost of quality patient care. By providing physicians with highly skilled personal assistants, Scribe offers turnkey programs where it recruits, qualifies, hires, and trains resources to serve as scribes at sites across the United States, and alleviates the burden of documentation and clerical duties. Scribe has developed a low cost staffing solution that improves productivity by providing scribe programs to emergency departments, physician practices, and outpatient and inpatient facilities. Ms. Menze commented, “The Scribe team is happy to have joined the General Employment family, and by joining the Company Scribe will be able to grow even more rapidly.” Derek E. Dewan, Chairman and Chief Executive Officer of General Employment stated, “ Our Company has offices in many markets throughout the U.S., spreading as far as California, and as the Company continues to expand its geographic footprint, Scribe will be able to market its services to hospitals and practices in new locations as well.”

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the "Company") was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

1

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

General Employment Enterprises, Inc.

Andrew J. Norstrud, 813.803.8275

invest@genp.com

SOURCE: General Employment Enterprises, Inc.